SECOND AMENDMENT TO CREDIT AGREEMENT
                             AND OTHER LOAN DOCUMENTS

      THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") is dated as of December 27, 2000. The parties hereto are SPORT SUPPLY GROUP, INC., a Delaware corporation ("Borrower"), and COMERICA BANK-TEXAS, a state banking association ("Bank").


                                  RECITALS:

      A. Borrower and Bank are parties to that certain Credit Agreement dated as of April 26, 1999 ("Original Credit Agreement"), as amended by that certain First Amendment to Credit Agreement dated as of September 13, 2000 ("First Amendment", and the Original Credit Agreement, as amended by the First Amendment, and as the same has been and may be amended, modified, supplemented or restated from time to time, is herein called the "Credit Agreement"), providing for, among other things, the Bank's agreement to extend credit to Borrower pursuant to a term loan facility and a revolving credit facility.

      B. The existing indebtedness of Borrower under the term loan facility is evidenced by that certain Variable Rate-Installment Note dated September 13, 2000, in the original principal amount of $2,500,000 made by Borrower payable to the order of the Bank (as the same may be renewed, extended, amended, modified, supplemented or restated from time to time, the "Term Note"), such Term Note being in renewal, extension and modification, but not extinguishment or novation, of a portion of the Indebtedness evidenced by the Specific Advance Facility Promissory Note dated April 26, 1999, executed by Borrower and payable to the order of Bank in the original principal amount of $10,000,000.00.

      C. The existing indebtedness of Borrower under the revolving credit facility is evidenced by that certain Revolving Credit Note dated September 13, 2000 in the original principal amount of $25,000,000 made by Borrower payable to the order of the Bank (as the same may be renewed, extended, amended, modified supplemented or restated from time to time, the "Revolving Credit Note", and together with the Term Note, collectively referred to as the "Notes"), such Revolving Credit Note being in renewal, extension and modification, but not extinguishment or novation, of that certain Revolving Credit Note dated April 26, 1999, executed by Borrower and payable to the order of Bank in the original principal amount of $30,000,000. The Credit Agreement, the Notes and all other documents and instruments now or hereafter governing, evidencing, guaranteeing, securing or otherwise relating to payment of all or any part of the indebtedness evidenced by the Notes are herein collectively called the "Loan Documents."

      D. Borrower and Bank desire to waive certain covenant violations under the Credit Agreement and to amend the Term Note and the Credit Agreement (i) to add a new covenant, (ii) to eliminate a covenant, (iii) to change the maturity date of the Term Note, (iv) to terminate the Negative Pledge Agreement (as defined herein), (v) to amend certain provisions of the Credit Agreement, and (vi) otherwise as provided herein.

      E. Bank and Borrower desire to enter into this Amendment to provide for all of the foregoing and to ratify and confirm the Loan Documents.

                                 AGREEMENTS:

      In consideration of the premises and the mutual agreements herein set forth, Borrower and Bank hereby agree as follows:

                                  Article I
                                 Definitions

      Section 1.1 Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have their respective meanings as set forth in the Credit Agreement.
                                 Article II
                        Amendments to Credit Agreement

      Section 2.1. New Definitions. Effective as of the date hereof, the Defined Terms Addendum to the Credit Agreement is hereby amended to add the following definitions, which definitions shall read in their respective entireties as follows:

           "EBIT" shall mean, in respect of a person and for any applicable period of determination, the sum of: (a) the Net Income of such Person for such period, plus (b) to the extent deducted in the computation of such Net Income, the amount of taxes and interest expense of such Person for such period.

           "Negative Pledge Agreement" shall mean that certain negative pledge agreement by and between Borrower and Bank dated May 9, 2000 and covering certain property located in Calhoun County, Alabama, as more particularly described in said negative pledge agreement.

           "Second Amendment  Effective Date"  shall mean  December  27,
      2000.

      Section 2.2.   Financial Covenants.   Effective as of  the date  hereof
 the Financial Covenants Addendum is hereby amended to read in its entirety as set forth on Annex I hereto.

      Section 2.3. Fees. Effective as of the date hereof, the Loan Terms, Conditions and Procedures Addendum to the Credit Agreement is hereby amended to add a new Section 3.9 thereto, to read in its entirety as follows:

                3.9 Deferral Fee. In the event any amounts remain outstanding under either the Term Note, the Revolving Note, or both Notes as of 2:00 p.m. Central Time on March 30, 2001, Borrower shall pay to Bank a deferral fee in the amount of the lesser of (i) $250,000.00, or (ii) the maximum amount permitted by applicable law, such Deferral Fee to be in addition to, and not in substitution for any and all of Borrower's obligations and any and all of Bank's rights under the Notes and the other Loan Documents. Such fee shall be immediately due and payable at 2:01 p.m. Central Time on March 30, 2001. Subject to the conditions and limitations set forth in Section 1 of the Loan Terms, Conditions and Procedures Addendum of the to the Credit Agreement (other than the use limitations set forth in Section 1.6 of said Addendum), Borrower may request a Revolving Loan to pay the Deferral Fee.

      Section 2.4.    Waiver.

           (a) Borrower has informed Bank that Borrower is in violation of the covenant in the Credit Agreement hereinafter described. Borrower has requested that the Bank waive, and Bank hereby waives compliance with such covenant; provided, however, that such waiver is only for the specific instance and time period set forth below:

                Prior   to   the   Second   Amendment  Effective   Date,
                Section 1.1 of the Financial Covenants Addendum to the Credit Agreement required that Borrower maintain a Historical Fixed Charge Coverage Ratio of not less than
                (a) 1.0:1.0 at all times during the period from and including March 31, 2000 to and including March 31, 2001, provided that Borrower shall be permitted to have a Historical Fixed Charge Coverage Ratio of not less than 0.95 to 1.00 in any two non-consecutive months. During the period beginning September 29, 2000 through and including the Second Amendment Effective Date, Borrower failed to maintain the required Historical Fixed Charge Coverage Ratio.

           (b) The waiver set forth in this Section 2.4 is a one-time waiver, does not concern compliance (or the effect of non-compliance) with any other provision of the Credit Agreement, and does not amend or modify the Credit Agreement. The waiver set forth in this section does not create any obligation on the part of Bank to grant a similar waiver or waivers under similar or dissimilar future circumstances. Except as expressly limited by the waiver set forth in this section, Bank reserves the right to enforce each provision of the Loan Documents in strict accordance with the terms and conditions thereof.

      Section 2.5. Amendment to Exhibits. Effective as of the date hereof, Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby amended to read in its entirety as set forth on Annex II hereto.

      Section 2.6. Termination of Negative Pledge Agreement. Upon repayment in full of all amounts outstanding under the Term Loan, Bank shall release, discharge and terminate Borrower's obligations under the Negative Pledge Agreement. This release, discharge and termination is limited to Borrower's obligations under the Negative Pledge Agreement and shall in no way release, discharge or terminate any other obligations of Borrower under the other Loan Documents. Notwithstanding the foregoing termination, as long as any amount remains outstanding under the Loan Documents, if Borrower elects to sell the Property referenced in the Negative Pledge Agreement, the sale must be an arms-length transaction, and the cash consideration given for such Property must be in an amount that reflects the fair market value of the Property at the time of sale. Upon consummation of the sale, Borrower must immediately pay to Bank, a sum equal to the proceeds received by or on behalf of Borrower. Such amount shall be applied to the Revolving Credit Note.

      Section 2.7. Amendment to Term Note. The Term Note is hereby amended to change the Maturity Date, as defined and set forth in the Term Note, from April 1, 2002 to January 15, 2001. Borrower's failure to pay in full the outstanding principal balance of and all accrued and unpaid interest on the Term Note on or before January 15, 2001 shall be an Event of Default under the Credit Agreement.

                                 Article III
                             Conditions Precedent

      Section 3.1.   Conditions.   The  effectiveness of  this  Amendment  is
 subject to satisfaction of the following conditions precedent, unless waived in writing by Bank:

           (a) Documents. Concurrently with the execution and delivery of this Amendment, Borrower shall execute (or cause to be executed) and deliver to Bank such documents and instruments as Bank may reasonably require.

           (b) Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the borrowings and transactions contemplated by this Amendment or any other Loan Document or incidental thereto, and all other related legal matters, shall have been reasonably satisfactory to and approved by legal counsel for Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

           (c) Compliance with Certain Documents and Agreements. Each Borrower Party shall have each performed and complied with all agreements and conditions contained in the Loan Documents applicable to it and which are then in effect.

           (d) Other Documents and Instruments. Bank shall have received such other instruments and documents (not inconsistent with the terms hereof) as Bank may reasonably request in connection with this Amendment, and all such instruments and documents shall be reasonably satisfactory in form and substance to Bank.

           (e) Representations  and  Warranties.    The  representations  and
      warranties contained herein or in any Loan Documents shall be true and correct as of the date hereof, as if made on the date hereof.

           (f) No Event of Default. No Event of Default shall have occurred and be continuing and no Default shall exist, unless such Event of Default or Default has been specifically waived in writing by Bank.

           (g) Corporate and Partnership Proceedings. All corporate and partnership proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto, shall be satisfactory to Bank.

           (h) Fees, Costs and Expenses. Borrower shall have paid all fees, costs and expenses (including legal fees in the amount of $35,488.47 with respect to Bank and $6,291.46 with respect to The Provident Bank) incurred by Bank and The Provident Bank, an Ohio banking corporation, in connection with the Credit Agreement, the First Amendment, this Amendment, the other Loan Documents and the transactions contemplated thereby, including without limitation the preparation, negotiation, execution, administration, filing and recording thereof.

      Section 3.2.  Amendment Fee.   Borrower shall have paid to Bank on  the
 date hereof an amendment fee in the amount of $15,000.

                                 Article IV
                              Guarantor Consent

      Section 4.1. Guarantor Consent. Guarantor hereby joins in this Amendment to evidence Guarantor's consent to the execution by Borrower of this Amendment, to confirm that the Guaranty heretofore executed by Guarantor (the "Guaranty") applies and shall continue to apply to all Indebtedness of Borrower, and to acknowledge that without such consent and confirmation, Bank would not execute this Amendment. Notwithstanding any payment or payments made by Guarantor under the Guaranty or any set-off or application of any of Guarantor's funds by Bank, Guarantor shall not be subrogated in any of Bank's rights against Borrower or any other person or entity or any Collateral or offset rights held by Bank for payment of the Indebtedness, nor shall Guarantor have any right of indemnity, reimbursement or contribution against Borrower or any other person or entity for
 Guarantor's payment of any part of the Indebtedness until complete performance of all of the obligations of Borrower and other applicable parties under the Loan Documents and final termination of Bank's obligation- -if any--to make any further advances under the Notes or provide any other financial accommodations to Borrower or any other applicable party under the Loan Documents. The provisions of this paragraph shall control over any inconsistent provision set forth in the Guaranty.

                                  Article V
                 Ratification, Representations and Warranties

      Section 5.1. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and any other Loan Document, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement, and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Credit Agreement, as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Except as expressly set forth in this Amendment, nothing herein shall in any manner diminish, impair or extinguish the Notes, any of the Indebtedness evidenced thereby, or any of the other Loan Documents. Any and all security agreements, negative pledge agreements and other security documents heretofore executed and delivered by Borrower and Guarantor, or either of them, in connection with the Agreement, and all liens, assignments, security interests and covenants created, granted or evidenced thereby are hereby ratified, confirmed, brought forward, renewed and extended and shall continue as security for all of the Indebtedness, in addition to and cumulative of all other security for the Indebtedness.

      Section 5.2. Representations and Warranties. Borrower and Guarantor each hereby represent and warrant to Bank that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and each Guarantor and will not violate the Articles of Incorporation or Bylaws of Borrower or any Guarantor, and Borrower shall deliver, or cause to be delivered to Bank within thirty (30) days after the date of this Amendment, Certificates of Corporate Authority and Incumbency including the Unanimous Consent of Board of Directors of Borrower and Guarantor reflecting the same; (ii) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date;
 (iii) Borrower and Guarantor are in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby; and
 (iv) all indebtedness, liabilities and obligations heretofore secured by any Lien (other than Permitted Encumbrances) on property or assets of Borrower or Guarantor, including without limitation patents, trademarks and the real property located in Calhoun County, Alabama, have been paid in full and as a result such Liens have been discharged. As soon as practicable after the date hereof, and in any event no later than March 31, 2001, Borrower and Guarantor shall deliver to Bank appropriate written releases in form and substance satisfactory to Bank of all such Liens, executed by the respective Lien holders.

                                 Article VI
                                Miscellaneous

      Section 6.1. Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Bank or any closing shall affect the representations and warranties or the right of Bank to rely upon them.

      Section 6.2. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

      Section 6.3. Expenses of Bank. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Bank's legal counsel, and all reasonable costs and expenses incurred by Bank in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of Bank's legal counsel.

      Section 6.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      Section 6.5. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN DALLAS, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      Section 6.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Bank and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

      Section 6.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      Section 6.8. Effect of Waiver. No consent or waiver, express or implied, by Bank to or for any breach of or deviation from any covenant or condition of the Credit Agreement shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

      Section 6.9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section 6.10. RELEASE. EACH OF BORROWER AND GUARANTOR HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES BANK, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER OR GUARANTOR MAY NOW OR HEREAFTER HAVE AGAINST BANK, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "ADVANCES", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT, OR THE OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE {S} 26.02

      THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF, INCLUDING THE GUARANTY, TOGETHER CONSTITUTE A WRITTEN CREDIT AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              [Remainder of this page intentionally left blank]

      EXECUTED effective as of the date first set forth above.


                               BANK:

                               COMERICA BANK-TEXAS, a
                               state banking association


                               By: __________________________________________
                               Name: ________________________________________
                               Title: _______________________________________


                               BORROWER:

                               SPORT SUPPLY GROUP, INC., a
                               Delaware corporation


                               By: __________________________________________
                               Name: ________________________________________
                               Title: _______________________________________



                               GUARANTOR:

                               ATHLETIC TRAINING EQUIPMENT COMPANY, INC., a Delaware corporation


                               By: __________________________________________
                               Name: ________________________________________
                               Title: _______________________________________




                               ______________________________________________
                               Witness to Guarantor

                               INDEX TO ANNEXES



 ANNEX I   -    Financial Covenants Addendum
 ANNEX II  -    Form of Compliance Certificate

                                   ANNEX I

                         FINANCIAL COVENANTS ADDENDUM

 SECTION 1.     FINANCIAL COVENANTS

    1.1 Historical Fixed Charge Coverage Ratio. There shall be no Historical Fixed Charge Covenant Ratio requirement under this Agreement from and after the Second Amendment Effective Date.

    1.2 Interest Coverage Ratio. Maintain a ratio of (a) EBIT to (b) interest expense (determined in accordance with GAAP) for each period specified below of at least the ratio set forth below during the corresponding period:


                           Period                                   Ratio
                           ------                                   -----
    For the three (3) month period beginning January 1, 2001
    and ending March 31, 2001:                                     2.20 : 1

    For the six (6) month period beginning January 1, 2001
    and ending June 30, 2001:                                      2.02 : 1

    For the nine (9) month period beginning January 1, 2001
    and ending September 30, 2001:                                 2.38 : 1

    For the twelve (12) month period beginning January 1, 2001
    and ending December 31, 2001:                                  0.81 : 1

    For any twelve (12) month quarterly period ending on or
    after March 31, 2002:                                          1.50 : 1


      1.3 Debt-to-Tangible Net Worth Ratio. Maintain a Debt-to-Tangible Net Worth Ratio at all times of not more than 1.5:1.0.

      1.4 Current Ratio. Maintain a Current Ratio at all times of not less than 1.5:1.0.

                                   ANNEX II

                        FORM OF COMPLIANCE CERTIFICATE

      This Compliance Certificate is executed and delivered to Comerica Bank-Texas ("Bank") by Sport Supply Group, Inc. ("Borrower") this ___ day of ____________, 20__. All capitalized terms used but not defined herein, shall have the meanings given to such terms in that certain Credit Agreement, dated as of April 26, 1999, between Bank and Borrower, as amended by that certain First Amendment to Credit Agreement dated as of September 13, 2000, as further amended by that certain Second Amendment to Credit Agreement dated December 27, 2000 (such Credit Agreement, as the same has been and may be renewed, extended, amended, modified, supplemented or restated from time to time, the "Credit Agreement"). The undersigned hereby certifies to Bank as follows:

      (1) The undersigned is the duly elected, qualified and acting ________ ___________ of Borrower and, as such, is authorized to make and deliver this Certificate.

      (2)  The  undersigned  has  reviewed  the  provisions  of  the   Credit
 Agreement and confirms that, as of the date hereof:

           (a) the representations and warranties contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though made on and as of the date hereof;

           (b)  no  Default  or  Event  of   Default  has  occurred  and   is
 continuing, and Borrower has complied with all of the terms, covenants and conditions set forth in the Credit Agreement; and

           (c) attached hereto as Schedule A is a report prepared by the undersigned setting forth information and calculations that demonstrate compliance (or noncompliance) with each of the covenants set forth in the Financial Covenants Addendum to the Credit Agreement.

 The foregoing certificate is given in my capacity as ____________________ of Borrower, and not in my individual capacity.

                               SPORT SUPPLY GROUP, INC., a
                               Delaware corporation


                               By: __________________________________________
                               Name: ________________________________________
                               Title: _______________________________________

                     SCHEDULE A TO COMPLIANCE CERTIFICATE
      (At all times from and after the Second Amendment Effective Date)

    1.   Historical Fixed Charge Coverage Ratio         No requirement.
    2.   Interest Coverage Ratio

         (a)  EBIT                                      $_____________

         (b)  Interest expense (determined in           $_____________
              accordance with GAAP)

         (c)  Ratio of (i) Operating Income to (ii)      ______ to 1.0
              interest expense [(a) to (b)]:

         (d)  Financial Covenants Addendum presently
              requires the Interest Coverage Ratio to    ______ to 1.0
              be not less than:
              Covenant Satisfied
              Covenant Not Satisfied
              Covenant Not Tested

    3.   Debt-to-Tangible Net Worth Ratio

         (a)  Borrower's Debt (less Subordinated Debt)   $____________

         (b)  Borrower's Tangible Net Worth:             $____________

         (c)  Ratio of (I) Borrower's Debt (less
              Subordinated Debt) to (ii) Borrower's      ______ to 1.0
              Tangible Net Worth [(a) to (b)]:

         (d)  Financial Covenants Addendum presently
              requires the ratio of                      ______ to 1.0
              (i) Cash Flow (ii) interest expense be
              not more than::
              Covenant Satisfied
              Covenant Not Satisfied
              Covenant Not Tested

    4.   Current Ratio

         (a)  Borrower's Current Assets                  $____________

         (b)  Borrower's Current Liabilities             $____________

         (c)  Ratio of (i) Borrower's Current Assets to
              (ii) Borrower's Current Liabilities [(a)   ______ to 1.0
              to (b)]:

         (d)  Financial Covenants Addendum presently
              requires Borrower to maintain a Current       1.5 to 1.0
              Ratio of not less than:
              Covenant Satisfied
              Covenant Not Satisfied
              Covenant Not Tested

    5.   Excess Cash Flow

         (a)  EBITDA for immediately preceding month     $____________

         (b)  Aggregate of all scheduled payments of
              principal and interest required or paid
              during such month in respect of all Debt, including Capitalized Lease Obligations and the scheduled payment on the Term Loan $____________

         (c)  Excess Cash Flow [Line (a) minus Line      $____________
              (b)]